SUPPLEMENTAL OPERATING & FINANCIAL DATA Q3 2021 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q3 2021 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Rent Collections Update 4 Rental Revenue Reserves and Reserve Reversals 5 Financial Summary Consolidated Statements of Income 6 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 7 Adjusted Funds From Operations (AFFO) 8 Consolidated Balance Sheets 9 Debt Summary 10 Debt Maturities 11 Capitalization & Financial Ratios 12 Adjusted EBITDAre & Coverage Ratios 13 Debt Covenants 14 Transaction Summary Investment Summary 15 Disposition Summary 16 Development Pipeline 17 Real Estate Portfolio Summary Client Diversification 18 Top 10 Industries 19 Industry Diversification 20 Geographic Diversification 22 Property Type Composition 23 Same Store Rental Revenue 24 Leasing Data Occupancy 26 Leasing Activity 27 Lease Expirations 28 Earnings Guidance 29 Analyst Coverage 30 Glossary 31 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and nine months ended September 30, 2021 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on November 1, 2021) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. For over 52 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net-lease agreements and supports our monthly dividend.

Portfolio Overview

At September 30, 2021, we owned a diversified portfolio of 7,018 properties located in all 50 U.S. states, Puerto Rico, the United Kingdom (U.K.) and Spain, with approximately 125.0 million square feet of leasable space. Our properties are leased to approximately 650 different clients doing business in 60 separate industries. Approximately 84% of our total portfolio annualized contractual rent(1) was generated from retail properties, 12% from industrial properties, and the remaining 4% from other property types. Our physical occupancy as of September 30, 2021 was 98.8%, with a weighted average remaining lease term of approximately 8.8 years. Total portfolio annualized contractual rent on our leases as of September 30, 2021 was $1.89 billion(2).

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O".

		September 30, 2021
Closing price	$	64.86
Shares and units outstanding		404,669,195
Market value of common equity	$	26,246,844,000
Total market capitalization	$	35,540,436,000

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, EVP, Chief Strategy Officer
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Sumit Roy, President & Chief Executive Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of October 2021

- Current annualized dividend of $2.832 per share
- Compound average annual dividend growth rate of approximately 4.3%
- 616 consecutive monthly dividends declared
- 96 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: +1 (858) 284-5000

London Office

42 Brook St.
London, United Kingdom W1K 5DB
Phone: +44 (0)20 3931 6856
Website: www.realtyincome.com

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.
(2) Total portfolio annualized contractual rent includes 2.6% of rent from all of our clients, inclusive of 1.7% from our theater clients that, as of September 30, 2021, did not meet our threshold for probability of collection.

Q3 2021 Supplemental Operating & Financial Data 3

Rent Collections Update

REALTY INCOME
The Monthly Dividend Company®

Percentages of Contractual Rent Collected as of September 30, 2021

	Month Ended July 31, 2021	Month Ended August 31, 2021	Month Ended September 30, 2021	Quarter Ended September 30, 2021
Contractual rent collected[1] across total portfolio	99.4%	99.5%	99.7%	**99.5%**
Contractual rent collected[1] from our top 20 clients [2]	99.6%	99.8%	99.9%	**99.8%**
Contractual rent collected[1] from our investment grade clients [3]	100.0%	100.0%	100.0%	**100.0%**
Contractual rent collected from our theater clients	99.6%	99.6%	99.6%	**99.6%**
Contractual rent collected from our health and fitness clients	92.4%	95.9%	96.6%	**95.0%**

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through September 30, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual rent.

(2) We define our top 20 clients as our 20 largest clients based on percentage of total portfolio annualized contractual rent as of September 30, 2021 for all periods.

(3) Please see the Glossary for our definition of investment grade clients.

Q3 2021 Supplemental Operating & Financial Data 4

Q3 2021 Supplemental Operating & Financial Data 5 Rental Revenue Reserves and Reserve Reversals (1) Theater Industry Update As of September 30, 2021, the theater industry represented 5.2% of annualized contractual rental revenue. As of September 30, 2021, we were fully reserved for the outstanding receivable balances for 34 theater properties. At September 30, 2021, the receivables outstanding for our 79 theater properties totaled $72.8 million, inclusive of $9.8 million of straight-line rent receivables, and net of $39.0 million of reserves, inclusive of $2.0 million of straight-line rent reserves. For the nine months ended September 30, 2021 and the year ended 2020, we recorded $11.3 million and $22.1 million, respectively, in reserves on contractual base rent for theater properties. Contractual rents exclude contractually obligated reimbursements by our clients, which was equivalent to $1.5 million and $1.6 million, respectively, and percentage rent. At September 30, 2021, the receivables outstanding across the portfolio totaled $341.7 million, net of $56.7 million of reserves, and includes $211.5 million of straight-line rent receivable, net of $6.2 million of reserves. The following table summarizes reserves and reserve reversals to rental revenue across the entire portfolio (dollars in millions): Three Months Ended Nine Months Ended September 30, 2021 September 30, 2021 Rental revenue reserves (reserve reversals) Theater industry $ (1.0) $ 12.8 Other 0.2 2.2 Total rental revenue reserves $ (0.8) $ 15.0 Straight-line rent reserves (reserve reversals) Theater industry $ — $ 0.2 Other (2.3) (1.3) Total straight-line rent reserves $ (2.3) $ (1.1) Total reserves (reserve reversals) Theater industry $ (1.0) $ 13.0 Other (2.1) 0.9 Total reserves $ (3.1) $ 13.9 (1) Unless otherwise specified, references to reserves recorded as a reduction of rental revenue include amounts reserved for in the current period, as well as unrecognized contractual rental revenue and unrecognized straight-line rental revenue for leases accounted for on a cash basis. References to reserve reversals recorded as increases to rental revenue include amounts where the accounting for recognition of rental revenue and straight-line rental revenue has been moved from the cash to the accrual basis.

Q3 2021 Supplemental Operating & Financial Data 6 (unaudited) (unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 REVENUE Rental (including reimbursable) (1) $ 486,337 $ 401,869 $ 1,385,958 $ 1,224,227 Other 5,538 2,703 13,003 9,322 Total revenue 491,875 404,572 1,398,961 1,233,549 EXPENSES Depreciation and amortization 198,832 169,084 564,606 501,997 Interest 76,156 76,806 222,905 230,572 Property (including reimbursable) 29,662 25,410 89,895 77,468 General and administrative 23,813 16,514 66,458 56,541 Provisions for impairment 11,011 105,095 30,977 123,442 Merger-related costs 16,783 — 30,081 — Total expenses 356,257 392,909 1,004,922 990,020 Gain on sales of real estate 12,094 13,736 35,396 53,565 Foreign currency and derivative gains (losses), net (2,374) 2,336 (1,170) 1,274 Loss on extinguishment of debt (3,983) — (50,456) (9,819) Income before income taxes 141,355 27,735 377,809 288,549 Income taxes (6,079) (4,592) (21,529) (10,193) Net income 135,276 23,143 356,280 278,356 Net income attributable to noncontrolling interests (280) (239) (865) (801) Net income available to common stockholders $ 134,996 $ 22,904 $ 355,415 $ 277,555 Net income available to common stockholders per common share: Basic and diluted $ 0.34 $ 0.07 $ 0.94 $ 0.81 (1) Includes rental revenue (reimbursable) of $23,921 and $18,024 for the three months ended September 30, 2021 and September 30, 2020, respectively, and $69,120 and $59,354 for the nine months ended September 30, 2021 and September 30, 2020, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. Consolidated Statements of Income (dollars in thousands, except per share amounts)

FFO and Normalized FFO [1] (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income available to common stockholders	$ 134,996	$ 22,904	$ 355,415	$ 277,555
Depreciation and amortization	198,832	169,084	564,606	501,997
Depreciation of furniture, fixtures and equipment	(230)	(157)	(674)	(435)
Provisions for impairment	11,011	105,095	30,977	123,442
Gain on sales of real estate	(12,094)	(13,736)	(35,396)	(53,565)
FFO adjustments allocable to noncontrolling interests	(180)	(212)	(511)	(575)
FFO available to common stockholders	$ 332,335	$ 282,978	$ 914,417	$ 848,419
FFO allocable to dilutive noncontrolling interests	356	345	1,062	1,063
Diluted FFO	$ 332,691	$ 283,323	$ 915,479	$ 849,482
FFO available to common stockholders	$ 332,335	$ 282,978	$ 914,417	$ 848,419
Merger-related costs	16,783	—	30,081	—
Normalized FFO available to common stockholders	$ 349,118	$ 282,978	$ 944,498	$ 848,419
Normalized FFO allocable to dilutive noncontrolling interests	356	345	1,062	1,063
Diluted Normalized FFO	$ 349,474	$ 283,323	$ 945,560	$ 849,482
FFO per common share, basic and diluted	$ 0.85	$ 0.82	$ 2.41	$ 2.48
Normalized FFO per common share, basic and diluted	$ 0.89	$ 0.82	$ 2.49	$ 2.48
Distributions paid to common stockholders	$ 273,791	$ 242,241	$ 797,847	$ 716,535
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 58,544	$ 40,737	$ 116,570	$ 131,884
Normalized FFO available to common stockholders in excess of distributions paid to common stockholders	$ 75,327	$ 40,737	$ 146,651	$ 131,884
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	391,913,478	346,476,217	379,291,782	342,214,164
Diluted	392,513,520	347,212,593	379,872,546	342,946,337

[1] FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q3 2021 Supplemental Operating & Financial Data 7

AFFO (1) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income available to common stockholders (2)	$ 134,996	$ 22,904	$ 355,415	$ 277,555
Cumulative adjustments to calculate Normalized FFO (3)	214,122	260,074	589,083	570,864
Normalized FFO available to common stockholders	349,118	282,978	944,498	848,419
Executive severance charge	—	—	—	3,463
Loss on extinguishment of debt	3,983	—	50,456	9,819
Amortization of share-based compensation	4,315	3,020	12,484	11,644
Amortization of deferred financing costs	2,067	956	5,442	3,792
Amortization of net mortgage premiums	(673)	(310)	(1,158)	(1,020)
Loss on interest rate swaps	733	1,123	2,179	3,115
Straight-line payments from cross-currency swaps	513	614	1,715	1,960
Leasing costs and commissions	(1,199)	98	(2,026)	(1,013)
Recurring capital expenditures	(365)	(105)	(415)	(126)
Straight-line rent	(14,801)	(6,445)	(36,268)	(20,469)
Amortization of above and below-market leases, net	10,312	2,408	23,546	14,925
Other adjustments	2,834	(1,828)	2,253	463
AFFO available to common stockholders	$ 356,837	$ 282,509	$ 1,002,706	$ 874,972
AFFO allocable to dilutive noncontrolling interests	351	347	1,047	1,079
Diluted AFFO	$ 357,188	$ 282,856	$ 1,003,753	$ 876,051
AFFO per common share:				
Basic	$ 0.91	$ 0.82	$ 2.64	$ 2.56
Diluted	$ 0.91	$ 0.81	$ 2.64	$ 2.55
Distributions paid to common stockholders	$ 273,791	$ 242,241	$ 797,847	$ 716,535
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 83,046	$ 40,268	$ 204,859	$ 158,437
Weighted average number of common shares used for AFFO:				
Basic	391,913,478	346,476,217	379,291,782	342,214,164
Diluted	392,513,520	347,212,593	379,872,546	342,946,337

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

(2) As of September 30, 2021, there was $35.2 million of uncollected rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB) and $62.0 million of uncollected rent for which we have not granted a lease concession.

(3) See reconciling items for Normalized FFO presented under "FFO and Normalized FFO."

Q3 2021 Supplemental Operating & Financial Data 8

Q3 2021 Supplemental Operating & Financial Data 9 Consolidated Balance Sheets (dollars in thousands, except per share and share count data) (unaudited) September 30, 2021 December 31, 2020 ASSETS Real estate held for investment, at cost: Land $ 7,308,046 $ 6,318,926 Buildings and improvements 16,374,061 14,696,712 Total real estate held for investment, at cost 23,682,107 21,015,638 Less accumulated depreciation and amortization (3,904,327) (3,549,486) Real estate held for investment, net 19,777,780 17,466,152 Real estate and lease intangibles held for sale, net 44,939 19,004 Cash and cash equivalents 516,983 824,476 Accounts receivable, net 341,729 285,701 Lease intangible assets, net 2,156,008 1,710,655 Other assets, net 873,655 434,297 Total assets $ 23,711,094 $ 20,740,285 LIABILITIES AND EQUITY Distributions payable $ 96,280 $ 85,691 Accounts payable and accrued expenses 269,587 241,336 Lease intangible liabilities, net 341,675 321,198 Other liabilities 385,077 256,863 Line of credit payable and commercial paper 405,000 — Term loan, net 249,507 249,358 Mortgages payable, net 285,617 300,360 Notes payable, net 8,309,238 8,267,749 Total liabilities 10,341,981 9,722,555 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 404,206,076 and 361,303,445 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively 17,449,122 14,700,050 Distributions in excess of net income (4,112,953) (3,659,933) Accumulated other comprehensive loss (1,076) (54,634) Total stockholders’ equity 13,335,093 10,985,483 Noncontrolling interests 34,020 32,247 Total equity 13,369,113 11,017,730 Total liabilities and equity $ 23,711,094 $ 20,740,285

Debt Summary as of September 30, 2021 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates	Principal Amount (Currency Denomination)		Carrying Value (USD)	% of Debt	Interest Rate	Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [1]							
Credit Facility	March 24, 2023			$ —	— %		
Commercial Paper	Various [2]	$	405,000	405,000	4.3 %	0.22 % [3]	0.1 years
			Carrying value	405,000			
Unsecured Term Loan							
Term Loan [4]	March 24, 2024	$	250,000	250,000	2.7 %	3.89 %	2.5 years
Deferred financing costs				(493)			
			Carrying value	249,507			
Senior Unsecured Notes and Bonds							
4.650% Notes due 2023	August 1, 2023	$	750,000	750,000	8.1 %	4.65 %	
3.875% Notes due 2024	July 15, 2024	$	350,000	350,000	3.8 %	3.88 %	
3.875% Notes due 2025	April 15, 2025	$	500,000	500,000	5.4 %	3.88 %	
0.750% Notes due 2026	March 15, 2026	$	325,000	325,000	3.4 %	0.75 %	
4.125% Notes due 2026	October 15, 2026	$	650,000	650,000	7.0 %	4.13 %	
3.000% Notes due 2027	January 15, 2027	$	600,000	600,000	6.5 %	3.00 %	
1.125% Notes due 2027	July 13, 2027	£	400,000	540,080	5.8 %	1.13 %	
3.650% Notes due 2028	January 15, 2028	$	550,000	550,000	5.9 %	3.65 %	
3.250% Notes due 2029	June 15, 2029	$	500,000	500,000	5.4 %	3.25 %	
1.625% Notes due 2030	December 15, 2030	£	400,000	540,080	5.8 %	1.63 %	
3.250% Notes due 2031	January 15, 2031	$	950,000	950,000	10.2 %	3.25 %	
1.800% Notes due 2033	March 15, 2033	$	400,000	400,000	4.3 %	1.80 %	
1.750% Notes due 2033	July 13, 2033	£	350,000	472,570	5.1 %	1.75 %	
2.730% Notes due 2034	May 20, 2034	£	315,000	425,313	4.6 %	2.73 %	
5.875% Bonds due 2035	March 15, 2035	$	250,000	250,000	2.7 %	5.88 %	
4.650% Notes due 2047	March 15, 2047	$	550,000	550,000	5.9 %	4.65 %	
			Principal amount	8,353,043	89.9 %	3.17 % [3]	8.3 years
Unamortized net premiums and deferred financing costs				(43,805)			
			Carrying value	8,309,238			
Mortgages Payable							
13 mortgages on 61 properties	June 2022 - April 2025	$	285,549 [5]	285,549 [5]	3.1 %	4.44 % [3]	2.2 years
Unamortized net premiums and deferred financing costs				68			
			Carrying value	285,617			
			Total Debt	**$ 9,293,592** [6]	**100.0 %**	**3.10 %** [3]	**7.6 years**
			Fixed Rate	**$ 8,888,592**	**95.6 %**		
			Variable Rate	**$ 405,000**	**4.4 %**		

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775%, with an initial term that expires in March 2023, excluding a $1.0 billion accordion feature, which is subject to obtaining lender commitments. We also have an unsecured commercial paper program up to a maximum aggregate amount outstanding of $1.0 billion.

(2) Commercial paper borrowings outstanding at September 30, 2021 mature as follows; $80 million on October 14, 2021, $290 million on November 1, 2021 and $35 million on November 2, 2021.

(3) The totals are calculated as the weighted average interest rate as of September 30, 2021 for each respective category.

(4) Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

(5) Includes the principal balance (in U.S. dollars) of one Sterling-denominated mortgage payable of £31.0 million converted at the applicable exchange rate on September 30, 2021.

(6) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, and mortgages payable.

Q3 2021 Supplemental Operating & Financial Data 10

Q3 2021 Supplemental Operating & Financial Data 11 Debt Maturities as of September 30, 2021 (dollars in millions) Debt Maturities Year of Maturity Credit Facility and Commercial Paper (1) Term Loan Mortgages Payable Senior Unsecured Notes and Bonds Total Weighted Average Expiring Interest Rate (2) 2021 $ 405.0 $ — $ 0.9 $ — $ 405.9 4.77% 2022 — — 111.6 — 111.6 4.96% 2023 — — 20.4 750.0 770.4 4.64% 2024 — 250.0 111.9 350.0 711.9 3.97% 2025 — — 40.8 500.0 540.8 3.81% Thereafter — — — 6,753.0 6,753.0 2.91% Totals $ 405.0 $ 250.0 $ 285.6 $ 8,353.0 $ 9,293.6 (1) Commercial paper borrowings outstanding at September 30, 2021 mature as follows; $80 million on October 14, 2021, $290 million on November 1, 2021 and $35 million on November 2, 2021. At September 30, 2021, there were no borrowings under our revolving credit facility. (2) Weighted average interest rate for 2021 excludes commercial paper. Mortgages Payable Maturities by Quarter Year of Maturity First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Average Interest Rate 2021 $ — $ — $ — $ 0.9 $ 0.9 4.77% 2022 0.8 10.4 62.2 38.2 111.6 4.96% 2023 0.9 6.4 12.4 0.7 20.4 4.38% 2024 0.7 0.7 0.8 109.7 111.9 4.46% 2025 40.8 — — — 40.8 3.02% Totals $ 43.2 $ 17.5 $ 75.4 $ 149.5 $ 285.6

Q3 2021 Supplemental Operating & Financial Data 12 Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Cash on Hand $ 516,983 Availability under Credit Facility 3,000,000 Less: Commercial Paper Borrowings (405,000) $ 3,111,983 (2) Liquidity calculation excludes borrowings under the $1.0 billion commercial paper program. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. Principal Debt Balance Commercial Paper $ 405,000 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds 8,353,043 Mortgages Payable 285,549 Total Debt $ 9,293,592 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 404,206,076 $ 64.86 $ 26,216,806 Common Units 463,119 $ 64.86 $ 30,038 Total Equity $ 26,246,844 Total Market Capitalization (1) $ 35,540,436 Debt/Total Market Capitalization (1) 26.1% (1) Our enterprise value was $35,023,453 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data YTD 2021 YTD 2020 Year-over-Year Growth Rate Common Dividend Paid per Share $ 2.115 $ 2.092 1.1 % AFFO per Share (diluted) $ 2.64 $ 2.55 3.5 % AFFO Payout Ratio 80.1% 82.0 % Liquidity as of September 30, 2021 (2) Capitalization as of September 30, 2021 Capital Structure as of September 30, 2021

Q3 2021 Supplemental Operating & Financial Data 13 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) and Pro Forma Adjusted EBITDAre Three Months Ended September 30, 2021 Net income $ 135,276 Interest 76,156 Loss on extinguishment of debt 3,983 Income taxes 6,079 Depreciation and amortization 198,832 Provisions for impairment 11,011 Merger-related costs 16,783 Gain on sales of real estate (12,094) Foreign currency and derivative losses, net (2) 2,374 Quarterly Adjusted EBITDAre (2) $ 438,400 Annualized Adjusted EBITDAre $ 1,753,600 Annualized Pro Forma Adjustments (3) 43,910 Annualized Pro Forma Adjusted EBITDAre (4) $ 1,797,510 Net Debt $ 8,732,379 Net Debt/Annualized Adjusted EBITDAre (5) 5.0 Net Debt/Annualized Pro forma Adjusted EBITDAre (5) 4.9 (1) Adjusted EBITDAre and Annualized Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) Includes foreign currency gains and losses as a result of intercompany debt, certain remeasurement transactions and mark-to-market adjustments on derivatives that do not qualify for hedge accounting. (3) The Annualized Pro Forma Adjustments consists of $45.9 million from properties we acquired or stabilized during the quarter and removes $2.0 million of operating income from properties we disposed of during the quarter, assuming all transactions occurred at the beginning of the quarter. (4) Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric. (5) Net Debt/Annualized Adjusted EBITDAre and Net Debt/Annualized Pro Forma Adjusted EBITDAre are supplemental operating measures. Please see the Glossary for our definitions of these metrics. Debt Service & Fixed Charge Coverage

Q3 2021 Supplemental Operating & Financial Data 14 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 37.0 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.3 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 6.1 Maintenance of total unencumbered assets ≥ 150% of unsecured debt 275.4% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on October 1, 2020, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2020, nor does it purport to reflect our debt service coverage ratio for any future period. As of September 30, 2021

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties	Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2021	Acquisitions - U.S.	77	$ 566,909	$ 31,887	2,298,606	5.6%	13.5
	Acquisitions - Europe (U.K.)	12	402,962	19,775	932,967	4.9%	10.6
	Total acquisitions	89	$ 969,871	$ 51,662	3,231,573	5.3%	12.4
	Properties under development - U.S [2]	21	57,931	3,241	1,597,165	5.6%	15.5
	Total real estate investments	110	$ 1,027,802	$ 54,903	4,828,738	5.3%	12.6

Approximately 39% of the annualized revenue generated by these investments is from our investment grade clients [3]

		Number of Properties	Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q2 2021	Acquisitions - U.S.	96	$ 485,424	$ 25,608	2,186,109	5.3%	13.9
	Acquisitions - Europe (U.K.)	29	591,821	35,083	2,200,493	6.1%	9.3
	Total acquisitions	125	$ 1,077,245	$ 60,691	4,386,602	5.7%	11.2
	Properties under development - U.S [2]	31	56,867	3,332	1,898,893	5.9%	15.6
	Total real estate investments	156	$ 1,134,112	$ 64,023	6,285,495	5.7%	11.5

Approximately 54% of the annualized revenue generated by these investments is from our investment grade clients [3]

		Number of Properties	Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q3 2021	Acquisitions - U.S.	242	$ 1,020,768	$ 54,720	4,741,648	5.5%	13.9
	Acquisitions - Europe (U.K. and Spain)	30	526,033	28,412	2,083,732	5.4%	11.9
	Total acquisitions	272	$ 1,546,801	$ 83,132	6,825,380	5.5%	13.2
	Properties under development [2][4]	36	67,160	3,982	1,983,960	6.1%	16.2
	Total real estate investments	308	$ 1,613,961	$ 87,114	8,809,340	5.5%	13.4

Approximately 38% of the annualized revenue generated by these investments is from our investment grade clients [3]

		Number of Properties	Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
YTD 2021	Acquisitions - U.S.	415	$ 2,073,101	$ 112,215	9,226,363	5.5%	13.8
	Acquisitions - Europe (U.K. and Spain)	71	1,520,816	83,271	5,217,192	5.5%	10.5
	Total acquisitions	486	$ 3,593,917	$ 195,486	14,443,555	5.5%	12.4
	Properties under development [2][4]	50	181,957	10,554	2,126,955	5.9%	15.8
	Total real estate investments	536	$ 3,775,874	$ 206,040	16,570,510	5.5%	12.6

Approximately 43% of the annualized revenue generated by these investments is from our investment grade clients [3]

[1] Initial average cash lease yield is a supplemental operating measure. Please see the Glossary in the Supplemental Operating and Financial Data for the three months ended September 30, 2021 for our definition of this metric. Contractual net operating income used in the calculation of initial average cash yield includes approximately $2.4 million received as settlement credits for 31 properties as reimbursement of free rent periods for the three months ended September 30, 2021 and approximately $3.2 million received as settlement credits for 35 properties as reimbursement of free rent periods for the nine months ended September 30, 2021.

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] Please see the Glossary for our definition of investment grade clients.

[4] Includes one U.K. development property that represents an investment of £4.7 million Sterling during the three and nine months ended September 30, 2021, converted at the applicable exchange rate on the funding date.

Q3 2021 Supplemental Operating & Financial Data 15

Q3 2021 Supplemental Operating & Financial Data 16 Disposition Summary (dollars in thousands) Number of Properties Initial Investment Net Book Value Net Sales Proceeds Net Cash Capitalization Rate (1) Q1 2021 Occupied 4 $ 10,735 $ 9,954 $ 12,592 7.2% Vacant 23 33,166 16,265 22,113 — Total real estate dispositions 27 $ 43,901 $ 26,219 $ 34,705 The unlevered internal rate of return on properties sold during the first quarter was 11.1% Q2 2021 Occupied 4 $ 24,019 $ 18,517 $ 26,887 6.3% Vacant 38 57,611 23,278 30,024 — Total real estate dispositions 42 $ 81,630 $ 41,795 $ 56,911 The unlevered internal rate of return on properties sold during the second quarter was 6.2% Q3 2021 Occupied 4 $ 7,406 $ 2,783 $ 9,715 7.3% Vacant 23 40,572 17,048 22,202 — Total real estate dispositions 27 $ 47,978 $ 19,831 $ 31,917 The unlevered internal rate of return on properties sold during the third quarter was 7.8% YTD 2021 Occupied 12 $ 42,160 $ 31,254 $ 49,194 6.7% Vacant 84 131,349 56,591 74,339 — Total real estate dispositions 96 $ 173,509 $ 87,845 $ 123,533 The unlevered internal rate of return on properties sold during the first nine months was 8.0% (1) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric.

Q3 2021 Supplemental Operating & Financial Data 17 Development Pipeline (dollars in thousands) Retail Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (1) New development (2) 69 $ 39,022 $ 177,872 $ 216,894 18% 100 % Development of existing properties 6 5,510 4,249 9,759 56% 93% 75 $ 44,532 $ 182,121 $ 226,653 20 % Non-Retail Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (1) New development (2) 3 $ 136,170 $ 29,826 $ 165,996 82% 100 % Development of existing properties — — — — — % — % 3 $ 136,170 $ 29,826 $ 165,996 82 % Total Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (1) New development (2) 72 $ 175,192 $ 207,698 $ 382,890 46% 100 % Development of existing properties 6 5,510 4,249 9,759 56% 93% 78 $ 180,702 $ 211,947 $ 392,649 46% (1) Estimated rental revenue commencement dates on properties under development are between November 2021 and August 2022. (2) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. As of September 30, 2021

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent at September 30, 2021 include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent (1)	Investment Grade Ratings (S&P/Moody's/Fitch)
1	7-Eleven	592	5.7%	A/Baa2/-
2	Walgreens	246	5.0%	BBB/Baa2/BBB-
3	Dollar General	859	4.2%	BBB/Baa2/-
4	FedEx	42	3.4%	BBB/Baa2/-
5	Dollar Tree / Family Dollar	603	3.3%	BBB/Baa2/-
6	Sainsbury's	24	3.2%	—
7	LA Fitness	56	2.8%	—
8	AMC Theaters	34	2.5%	—
9	Regal Cinemas (Cineworld)	41	2.4%	—
10	Wal-Mart / Sam's Club	57	2.3%	AA/Aa2/AA
11	Life Time Fitness	16	2.1%	—
12	B&Q (Kingfisher)	18	2.0%	BBB/Baa2/BBB
13	Tesco	14	1.9%	BBB-/Baa3/BBB-
14	BJ's Wholesale Clubs	18	1.8%	-
15	Home Depot	22	1.5%	A/A2/A
16	Treasury Wine Estates	17	1.4%	—
17	Circle K (Couche-Tard)	237	1.4%	BBB/Baa2/-
18	CVS Pharmacy	89	1.4%	BBB/Baa2/-
19	Kroger	22	1.3%	BBB/Baa1/-
20	Fas Mart (GPM Investments)	199	1.2%	—
	Total	3,206	51.0%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.7x (2)
Median EBITDAR/Rent Ratio on Retail Properties	2.6x (2)

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

(2) Based on an analysis of the most recently provided information from all retail clients that provide such information. The current calculations only partially reflect the impact of COVID-19. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients (3)

Number of Leases	3,794
Percentage of Total Portfolio Annualized Contractual Rent	49.6%



38.3%
45.4%
5.0%
11.3%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(3) Please see the Glossary for our definition of investment grade clients.

Q3 2021 Supplemental Operating & Financial Data 18

Q3 2021 Supplemental Operating & Financial Data 19 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Sept 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 Convenience stores 11.6% 11.9% 12.3% 12.6% 9.3% 10.0% Grocery stores 10.9 9.8 7.9 5.0 5.3 3.5 Dollar stores 7.5 7.6 7.9 7.3 7.5 8.0 Drug stores 7.2 8.2 8.8 9.4 10.2 10.8 Health and fitness 5.9 6.7 7.0 7.1 7.7 7.6 Home improvement 5.6 4.3 2.9 2.8 2.9 2.5 Restaurants - quick service 5.2 5.3 5.8 6.3 5.2 4.8 Theaters 5.2 5.6 6.1 5.3 5.7 4.6 Transportation services 3.8 3.9 4.3 5.0 5.4 5.7 General merchandise (2) 3.7 3.4 2.5 2.1 2.3 1.9 (1) The presentation of Top 10 Industries combines total portfolio contractual rent from the U.S. and Europe. Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. (2) 'Europe - general merchandise' is included within the 'Europe - other' classification in the Industry Diversification table.

Q3 2021 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of Sept 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 U.S. Aerospace 0.6% 0.6% 0.8% 0.9% 1.0% 1.1% Apparel stores 1.2 1.3 1.1 1.2 1.4 1.7 Automotive collision services 1.3 1.1 1.0 0.9 1.0 1.0 Automotive parts 1.5 1.6 1.6 1.7 1.5 1.3 Automotive service 2.9 2.7 2.6 2.3 2.5 2.0 Automotive tire services 1.8 2.0 2.1 2.3 2.5 2.6 Beverages 2.0 2.1 2.0 2.4 2.6 2.8 Child care 1.9 2.1 2.1 2.2 1.7 1.7 Consumer electronics 0.4 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.5 0.6 0.6 0.7 0.7 0.9 Convenience stores 11.6 11.9 12.3 12.6 9.3 10.0 Crafts and novelties 0.9 0.9 0.6 0.6 0.6 0.5 Diversified industrial 1.0 0.8 0.7 0.8 0.8 0.9 Dollar stores 7.5 7.6 7.9 7.3 7.5 8.0 Drug stores 7.2 8.2 8.8 9.4 10.2 10.8 Education 0.2 0.2 0.2 0.3 0.3 0.3 Electric utilities * 0.1 0.1 0.1 0.1 0.1 Entertainment 0.3 0.3 0.3 0.3 0.4 0.4 Equipment services 0.2 0.3 0.4 0.4 0.4 0.5 Financial services 1.6 1.8 2.0 2.4 2.3 2.6 Food processing 0.6 0.7 0.7 0.5 0.6 1.0 General merchandise 3.6 3.4 2.5 2.1 2.3 1.9 Government services 0.5 0.6 0.7 0.9 0.9 1.0 Grocery stores 4.4 4.9 5.2 5.0 5.3 3.5 Health and beauty 0.2 0.2 0.2 0.2 * * Health and fitness 5.9 6.7 7.0 7.1 7.7 7.6 Health care 1.7 1.5 1.6 1.6 1.4 1.5 * Less than 0.1% Industry Diversification

Q3 2021 Supplemental Operating & Financial Data 21 Industry Diversification (Cont'd) Percentage of Total Portfolio Annualized Contractual Rent As of Sept 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 Home furnishings 0.8% 0.7% 0.8% 0.8% 0.9% 0.9% Home improvement 3.2 3.1 2.9 2.8 2.9 2.5 Machinery 0.2 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.5 1.6 1.6 1.8 2.0 2.0 Office supplies 0.1 0.1 0.2 0.2 0.2 0.3 Other manufacturing 0.4 0.4 0.6 0.7 0.8 0.8 Packaging 0.8 0.9 0.8 1.0 1.1 0.9 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.6 0.7 0.7 0.5 0.6 0.6 Restaurants - casual dining 2.4 2.8 3.2 3.3 3.6 3.7 Restaurants - quick service 5.2 5.3 5.8 6.3 5.2 4.8 Shoe stores 0.2 0.2 0.2 0.5 0.6 0.6 Sporting goods 0.8 0.7 0.8 0.9 1.0 1.5 Telecommunications 0.4 0.5 0.5 0.6 0.6 0.7 Theaters 5.2 5.6 6.1 5.3 5.7 4.6 Transportation services 3.8 3.9 4.3 5.0 5.4 5.7 Wholesale clubs 2.4 2.4 2.5 2.9 3.1 3.4 Other 0.5 0.2 0.7 0.7 0.8 0.8 Total U.S. 90.1% 93.8% 97.3% 100% 100% 100% Europe (1) Grocery stores 6.5 4.9 2.7 — — — Health care 0.1 0.1 — — — — Home improvement 2.4 1.2 — — — — Warehousing and storage 0.3 — — — — — Other 0.6 * * — — — Total Europe 9.9% 6.2% 2.7% —% —% —% Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% (1) Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021.

Q3 2021 Supplemental Operating & Financial Data 22 Geographic Diversification Balanced presence in 50 states, Puerto Rico, the United Kingdom and Spain

Q3 2021 Supplemental Operating & Financial Data 23 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of September 30, 2021 Percentage of Total Portfolio Annualized Contractual Rent as of September 30, 2021 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 6,828 87,092,000 $ 1,579,991 83.7% 45.8 % Industrial 132 34,556,300 $ 229,498 12.2 74.0 Office 42 3,141,100 $ 49,648 2.6 85.9 Agriculture 16 191,200 $ 28,534 1.5 — Totals 7,018 124,980,600 $ 1,887,671 100% 49.6% (1) Includes leasable building square footage. Excludes 3,600 acres of leased land categorized as agriculture at September 30, 2021. (2) Please see the Glossary for our definition of investment grade clients.

Same Store Rental Revenue [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q3 2021

Same Store Rental Revenue

Number of properties	6,099
Square footage	96,727,907
Q3 2021	$ 380,341
Q3 2020	$ 358,861
Increase (in dollars)	$ 21,480
Increase (percent)	6.0 %

Top 3 Industries Contributing to the Change [2]

Industry	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Net Change	% Change by Industry
Theaters - U.S.	$ 24,375	$ 9,058	$ 15,317	169.1 %
Health and Fitness	25,587	23,758	1,829	7.7 %
Convenience Stores	48,150	47,283	867	1.8 %

Year-to-Date 2021

Same Store Rental Revenue

Number of properties	6,099
Square footage	96,727,907
YTD 2021	$ 1,127,320
YTD 2020	$ 1,105,333
Increase (in dollars)	$ 21,987
Increase (percent)	2.0 %

Top 3 Industries Contributing to the Change [2]

Industry	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Net Change	% Change by Industry
Theaters - U.S.	$ 60,635	$ 54,841	$ 5,794	10.6 %
Restaurants - Quick Service U.S.	65,819	60,825	4,994	8.2 %
Convenience Stores	144,414	141,477	2,937	2.1 %

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of September 30, 2021 of 1.35 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB). Same store rental income was impacted by (reserve reversals) and reserves to rental revenue of $(313,000) for the three months ended September 30, 2021 compared to $18.0 million for the three months ended September 30, 2020, and $12.7 million for the nine months ended September 30, 2021 compared to $21.7 million for the nine months ended September 30, 2020. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the increases for the three and nine months ended September 30, 2021 relative to the comparable periods for 2020 would have been 8.5% and 6.1%, respectively.

(1) Please see the Glossary for our definitions of the Same Store Pool and Same Store Rental Revenue.

(2) Top 3 industry contributors are based on absolute value of net change year over year.

Q3 2021 Supplemental Operating & Financial Data

24

Same Store Rental Revenue [1] (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Q3 2021

Property Type	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Net Change	% Change by Property Type
Retail	$ 322,286	$ 300,972	$ 21,314	7.1 %
Industrial	40,018	39,876	142	0.4 %
Office	12,180	12,230	(50)	(0.4)%
Agriculture	5,857	5,783	74	1.3 %
Total	$ 380,341	$ 358,861	$ 21,480	6.0 %

Year-to-Date 2021

Property Type	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Net Change	% Change by Property Type
Retail	$ 953,754	$ 931,942	$ 21,812	2.3 %
Industrial	119,576	119,758	(182)	(0.2)%
Office	36,552	36,415	137	0.4 %
Agriculture	17,438	17,218	220	1.3 %
Total	$ 1,127,320	$ 1,105,333	$ 21,987	2.0 %

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

	Three Months Ended		Nine Months Ended	
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Same store rental revenue	$ 380,341	$ 358,861	$ 1,127,320	$ 1,105,333
Constant currency adjustment [2]	824	(618)	2,550	(2,299)
Straight-line rent and other non-cash adjustments	2,100	2,294	5,033	532
Contractually obligated reimbursements by our clients	23,909	18,026	69,080	59,366
Revenue from excluded properties [3]	79,163	23,306	181,975	61,295
Rental revenue (including reimbursable)	$ 486,337	$ 401,869	$ 1,385,958	$ 1,224,227

[1] Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue.

[2] For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of September 30, 2021 of 1.35 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

[3] Please see the Glossary for our definition of Same Store Pool.

Q3 2021 Supplemental Operating & Financial Data 25

Q3 2021 Supplemental Operating & Financial Data 26 By Property Occupied properties 6,932 Total properties 7,018 Occupancy 98.8 % By Square Footage Occupied square footage 123,923,410 Total square footage 124,980,593 Occupancy 99.2 % By Rental Revenue (Economic Occupancy) Quarterly cash rental revenue (1) $ 455,475,264 Quarterly cash vacant rental revenue (2) $ 3,774,008 Occupancy 99.2% Change in Occupancy Vacant properties at 6/30/2021   103 Lease expirations (3) + 49 Leasing activity (4) - 43 Vacant dispositions (5) - 23 Vacant properties at 9/30/2021   86 (1) This amount does not incorporate reserves recorded as reductions to rental revenue. (2) Based on contractual monthly rents received immediately preceding the date of vacancy. (3) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. (4) Excludes seven minority unit leases with no property-level vacancy impact. See page 27 for additional detail on re-leasing activity. (5) Includes 22 properties vacant at the beginning of the quarter. Occupancy as of September 30, 2021 Occupancy by Number of Properties

Q3 2021 Supplemental Operating & Financial Data 27 Allocation Based on Number of Leases Leasing Activity Q3 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 12,470,231 $ 267,705 $ 4,210,034 $ 16,947,970 New cash rents* $ 12,971,039 $ 372,802 $ 4,828,134 $ 18,171,975 Recapture rate 104.0% 139.3% 114.7% 107.2 % Number of leases 39 4 7 50 Average months vacant — — 25.1 3.5 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 1.0% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. Year-to-Date 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 28,783,025 $ 529,020 $ 8,755,668 $ 38,067,713 New cash rents* $ 30,005,207 $ 675,486 $ 9,464,257 $ 40,144,950 Recapture rate 104.2% 127.7% 108.1% 105.5 % Number of leases 131 7 24 162 Average months vacant — — 13.3 2.0 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 2.1%

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 8.8 years

Total Portfolio (1)(2)						
	Expiring Leases					
Year	Retail	Non-Retail	Approx. Leasable Sq. Feet		Total Portfolio Annualized Contractual Rent as of September 30, 2021	Percentage of Total Portfolio Annualized Contractual Rent
2021	61	7	631,300	$	11,938	0.6 %
2022	337	17	6,933,300		66,690	3.5
2023	544	23	9,539,200		119,618	6.3
2024	421	18	7,526,900		97,148	5.1
2025	515	22	8,777,600		132,707	7.0
2026	440	11	8,029,900		103,266	5.5
2027	475	7	7,872,500		106,658	5.7
2028	608	17	12,582,000		151,031	8.0
2029	567	6	9,778,600		139,168	7.4
2030	303	12	7,910,000		93,685	5.0
2031	301	27	12,167,900		157,788	8.4
2032	348	12	5,794,800		119,288	6.3
2033	315	6	5,372,200		82,691	4.4
2034	328	3	5,656,100		134,111	7.1
2035	281	1	2,873,600		72,675	3.8
2036 - 2059	1,021	10	12,477,500		299,209	15.9
Totals	6,865	199	123,923,400	$	1,887,671	100.0 %

(1) This table sets forth the timing of remaining lease terms expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of September 30, 2021. Leases on our multi-client properties are counted separately in the table above. This table excludes 110 vacant units.

(2) Of the 7,064 in-place leases in the portfolio, which excludes 110 vacant units, 6,000 or 84.9% were under leases that provide for increases in rents through: base rent increases tied to a consumer price index (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q3 2021 Supplemental Operating & Financial Data

28

Earnings Guidance

REALTY INCOME
The Monthly Dividend Company®

Normalized FFO per share and AFFO per share exclude the merger-related costs associated with the VEREIT merger. Net income and Normalized FFO guidance does not include any one-time charges associated with future debt redemptions. Summarized below are approximate estimates of the key components of our 2021 and preliminary 2022 earnings guidance:

	Prior 2021 Guidance *(excluding VEREIT merger)*	Revised 2021 Guidance *(including VEREIT merger)*
Net income per share [(1)]	$1.32 to $1.41	$1.39 to $1.44
Real estate depreciation and impairments per share	$2.11	$2.06
Gains on sales of properties per share	$(0.09)	$(0.10)
Merger-related costs (actual) [(1)]	$0.03	$0.08
Normalized FFO per share	$3.37 to $3.46	$3.43 to $3.48
AFFO per share	$3.53 to $3.59	$3.55 to $3.60
Same store rent growth [(2)]	1.5% - 2.0%	~ 2.0%
Occupancy	Over 98%	Over 98%
Cash G&A expenses (% of revenues) [(3)(4)]	~ 4.5%	4.0% - 4.5%
Property expenses (non-reimbursable) (% of revenues) [(3)]	1.5% - 1.8%	1.5% - 1.8%
Income tax expenses	~ $25 million	~ $30 million
Acquisition volume	~ $4.5 billion	Over $5.0 billion

	Preliminary 2022 Guidance
AFFO per share	$3.84 to $3.97
Cash G&A expenses (% of revenues) [(3)(4)]	3.5% - 4.0%
Acquisition volume	Over $5.0 billion

(1) Does not include any estimated merger-related costs for the remainder of 2021.

(2) Includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic.

(3) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A excludes stock-based compensation expense.

(4) G&A inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 5.0% in 2021 and 4.0% - 4.5% in 2022.

Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, client financial health, the availability of capital to finance planned growth, volatility and uncertainty in the credit markets and broader financial markets, changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, the structure, timing and completion of the anticipated spin-off of the office properties of Realty Income, Inc., and any effects of the announcement, pendency or completion of the spin-off, including the anticipated benefits therefrom, the anticipated benefits of the completed merger with VEREIT, charges for property impairments, the effects of the COVID-19 pandemic and the measures taken to limit its impact, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, the ability of clients to adequately manage their properties and fulfill their respective lease obligations to Realty Income, and the outcome of any legal proceedings to which Realty Income is a party. Consequently, forward-looking statements should be regarded solely as reflections of Realty Income's or VEREIT's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Neither Realty Income nor VEREIT undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Q3 2021 Supplemental Operating & Financial Data

29

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Brent Dilts	brent.dilts@ubs.com	(212) 713-1841
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2021 Supplemental Operating & Financial Data 30

Q3 2021 Supplemental Operating & Financial Data 31 Glossary T Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non- cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) loss on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) merger-related costs, (vii) gain on sales of real estate, and (viii) foreign currency and derivative gains and losses, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre including adjustments to incorporate operating income from properties we acquired or stabilized during the applicable quarter and to remove operating income from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 14 for further information regarding our debt covenants. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit’s definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 7 and 8) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Q3 2021 Supplemental Operating & Financial Data 32 Glossary (Cont'd) Initial Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized Pro Forma Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger-related costs related to our merger with VEREIT. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented.